EXHIBIT 10.1
REDEMPTION AGREEMENT AND AMENDMENT
TO
LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY YARDS LLC
THIS REDEMPTION AGREEMENT AND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY YARDS LLC (this “Agreement”) is made and entered into as of August 1, 2016, at 1:50 p.m., New York City time (the “Effective Time”), by and among LEGACY YARDS LLC, a Delaware limited liability company (the “Company”), COACH LEGACY YARDS LLC, a Delaware limited liability company (“Redeemed Member”), and PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company (“Continuing Member”).
RECITALS
A.Redeemed Member owns a Membership Interest in the Company, which Membership Interest (the “Redeemed Interest”) is more particularly described in that certain Limited Liability Company Agreement of Legacy Yards LLC dated as of April 10, 2013, by and between Continuing Member and Redeemed Member (the “LLC Agreement”). Initially capitalized terms used in this Agreement without definition have the respective meanings given such terms in the LLC Agreement.
B.Continuing Member has agreed to cause the Company to redeem the Redeemed Interest, and Redeemed Member has agreed to the redemption of the Redeemed Interest and to withdraw from the Company.
C.Company, Continuing Member and Redeemed Member desire to consent to the redemption of the Redeemed Interest and the withdrawal of Redeemed Member from the Company, as described herein and effectuated hereby, and Continuing Member further desires to amend the LLC Agreement to reflect such redemption and withdrawal of Redeemed Member.
NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Redemption and Withdrawal.
(a)Effective immediately from and after the Effective Time, in consideration of the payment of the Redemption Price to Redeemed Member at the Closing, (a) Redeemed Member unconditionally and irrevocably relinquishes, transfers, assigns, sells and conveys to the Company free and clear of any Liens (as defined below), and the Company accepts and redeems from the Redeemed Member, the Redeemed Interest (including, without limitation, all right, title and interest of Redeemed Member in, to and against the Company, any associated beneficial interest in the Coach Unit or any related portion of the Building C Lease, and any other rights afforded to Redeemed Member under and in accordance with the LLC Agreement), and (b) Redeemed Member withdraws from the Company.
(b)The aggregate consideration payable under this Agreement by the Company shall be $706,711,528 (the “Redemption Price”). The parties acknowledge and agree
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that, notwithstanding anything in the LLC Agreement to the contrary, including with respect to conveyance of the Coach Unit, the Redemption Price is the only consideration due, payable and owing for the Redeemed Interest, now and in the future.
2.    Closing. The closing (the “Closing”) of the transactions contemplated hereby shall occur on the date hereof and as of the Effective Time. At the Closing, (a) the Company shall deliver to Redeemed Member, by wire transfer of immediately available funds, the Redemption Price, and (b) Redeemed Member shall unconditionally and irrevocably relinquish, transfer, assign, sell and convey, the Redeemed Interest, free and clear of all Liens, and the Company shall accept such interests and cancel the Redeemed Interest on its books and records.
3.    Percentage Interest. As of (and from and after) the Effective Time, the
Percentage Interest of Continuing Member in the Company is hereby increased to 100%, and all Capital Contributions made to the Company will be deemed to have been made, from and after the Effective Time, by Continuing Member.
4.    Consent. The Company, Redeemed Member and Continuing Member each hereby consents to the redemption by the Company of the Redeemed Interest and the withdrawal of Redeemed Member from the Company as of the Effective Time.
5.    No Further Rights.
(a)As of (and from and after) the Effective Time, Redeemed Member (and its affiliates) shall not have any direct or indirect, record or beneficial, ownership interest in the Company or in or right to the Redeemed Interest, or to any distributions of any kind, or any further authority, right or power as a Member of the Company.
(b)Redeemed Member acknowledges and agrees that, notwithstanding anything to the contrary in the LLC Agreement, the transactions relating to the conveyance and sale of the Coach Unit as contemplated by the LLC Agreement are not going to take place, and as of (and from and after) the Effective Time (i) Redeemed Member shall automatically cease to be a Member of the Company, (ii) the Option Agreement contemplated by the LLC Agreement shall not be entered into, (iii) the Company and/or the Remaining Member may take such steps in their sole discretion to dissolve and/or wind-up the Company at any time, and (iv) (X) the Redeemed Member shall not be owed any obligations or duties by the Company or the Continuing Member under the terms of the LLC Agreement, and (Y) the terms of the LLC Agreement that purport to survive the withdrawal of a Member, including, without limitation, those set forth in Section 3.8(k), Section 3.8(l), Section 3.9, Section 3.10, Section 6.1(d), Section 8.3, Section 8.4 and Article 14, shall no longer be binding, nor shall they create any remaining or on-going duty, obligation or liability among or between the Redeemed Member on the one hand, and the Company and/or the Continuing Member, on the other hand.
6.    Additional Amendments of the LLC Agreement. For the avoidance of doubt, the
LLC Agreement is hereby amended, effective immediately after the Effective Time, to delete (i) all references to the “Coach Member” and “Coach Unit” and (ii) all provisions in the LLC Agreement relating to the conveyance to the Coach Member of a beneficial interest or fee title in the Coach Unit and the Leasehold Estate with respect thereto, including, without limitation, Section 1.8, Section 3.3 and Section 3.8, and all transactions related thereto; provided that

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Section 12.4 of the LLC Agreement, as in effect immediately prior to the entry into this Agreement, shall continue to govern all Tax Returns filed or required to be filed with respect to tax periods ending prior to or on the date hereof.
7.    Representations and Warranties. Each party hereto hereby represents and warrants that:
(a)it is duly organized, validly existing and in good standing under the laws of the state of its formation;
(b)it has the full power and authority to execute and deliver this Agreement and to perform all of its obligations arising hereunder, it has duly taken all actions necessary to authorize the execution and delivery of this Agreement by it and the authorized signatories have executed and delivered this Agreement;
(c)this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors rights generally and except as may be limited by general equitable principles;
(d)there are no actions, suits, proceedings, claims, governmental investigations or other legal or administrative proceedings, or any orders, decrees or judgments in progress, pending or in effect, or, to the knowledge of such party, threatened against or relating to the transactions contemplated by this Agreement, that would, if adversely determined, prevent or materially impair the consummation by such party of the transactions contemplated hereby;
(e)such party has not dealt with any broker or finder in connection with the transactions contemplated in this Agreement and no broker or other person or entity is entitled to any commission or finder’s or other fee in connection with this transaction; and
(f)the execution and delivery of this Agreement by such party and the performance by such party of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, (a) conflict with or result in a violation or breach of, (b) constitute (with or without notice or lapse of time or both) a default under, (c) require such party to obtain any consent, approval or action of, make any filing with or give any notice to any person or entity (including any governmental authority) as a result or under, or (d) result in the creation or imposition of any Lien upon the property or assets of such party pursuant to the terms of, its organizational documents or any other agreement, commitment or instrument to which such party is a party or any of its assets or properties are bound or affected, or any law, rule, regulation, judgment, award, order, writ, injunction, or decree of any court, governmental body or arbitrator.
8.    Additional Representations and Warranties.
(a)    The Redeemed Member hereby represents and warrants that:

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(i)Ownership; No Liens. Redeemed Member is the sole beneficial and record owner of, and has good and marketable title to, the Redeemed Interest, free and clear of any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, encumbrance, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership or title thereto (collectively, “Liens”). There are no outstanding options, rights of first refusal, warrants, subscription rights, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, the Redeemed Interest (other than those in favor of the Company under this Agreement) and Redeemed Member has not entered into any agreement with respect to the foregoing or the voting of the Redeemed Interest. Redeemed Member has not sold, transferred, conveyed, assigned, pledged or granted any Lien with respect to all or any portion of the Redeemed Interest to any Person or entity other than the Company, as applicable, or entered into any agreement to do any of the foregoing. Other than the Redeemed Interest, the entirety of which is being redeemed by the Company hereunder, and documents entered into in connection with that certain Lease dated as of August 1, 2016 (the “Lease”) between Legacy Yards Tenant LP and Coach, Inc., Redeemed Member has no right, title or interest in the Company or any assets or property of the Company (including, without limitation, the Coach Unit). Upon the consummation of the transactions contemplated hereby, the Company will receive good and marketable title to the Redeemed Interest, free and clear of any Liens.
(ii)Information. Redeemed Member: (a) has received from the Company all information that Redeemed Member or any of its advisors have requested in connection with Redeemed Member’s decision to redeem the Redeemed Interests and withdraw as a Member of the Company; (b) has had the opportunity to ask, and has asked, such questions of the Company as Redeemed Member or any of its advisors deems appropriate in connection with Redeemed Member’s decision to redeem the Redeemed Interest and withdraw as a Member of the Company; (c) acknowledges that by redeeming the Redeemed Interest and withdrawing as a Member of the Company, Redeemed Member will lose the opportunity to receive any consideration for or in respect of the Redeemed Interest, upon a sale or liquidation of the Company, or participate in any appreciation in the value of the Redeemed Interest, and Redeemed Member is willing to accept this risk of lost opportunity; (d) has carefully examined the redemption of the Redeemed Interest and the withdrawal as a Member of the Company, the risk involved with such actions and has considered such actions with such tax, business, financial and legal advisors as Redeemed Member has determined to be necessary in the circumstances; and (e) acknowledges and agrees, that, (i) the Company and the Continuing Member are not making any representations or warranties as to its current or future business, prospects, operations, investments, results of operations, condition (financial or otherwise) or assets or properties in connection with the redemption of the Redeemed Interest (all of which the Company and the Continuing Member expressly disclaim), and (ii) Seller is relying solely on its own independent investigation and acknowledges and agrees to such disclaimer.

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(iii) Taxes. Redeemed Member is not a “foreign person” within the meaning of Sections 897 or 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar law requiring disclosure or withholding with respect to a “foreign person” (as used in the Code), and Redeemed Member (or its owner for tax purposes) shall deliver at Closing a duly executed certificate of non-foreign status in the applicable form set forth in Treasury Regulations §1.1445-2(b)(2).
(b)    Podium Fund HY REIT Owner LP hereby represents and warrants that its net worth in accordance with generally accepted accounting principles as of the date hereof is at least $100,000,000.
9.    Transfer Taxes. Simultaneously with the execution of this Agreement, (A) Redeemed Member and the Company shall execute and deliver to Royal Abstract of New York LLC, for filing by Royal Abstract of New York LLC (i) a duly executed counterpart of the Combined Real Estate Transfer Tax Return, Credit Line Mortgage Certificate and Certification of Exemption from the Payment of Estimated Personal Income Tax (Form TP-584) and (ii) a duly executed counterpart of the New York City Real Property Transfer Tax Return and (B) Redeemed Member shall pay to Royal Abstract of New York LLC, for payment to New York City and New York State, $18,643,556.12 on account of the New York City Real Property Transfer Tax and $2,840,922.84 on account of the New York State Real Estate Transfer Tax (the sum of such amounts, the “Closing Tax Payment”). If the amounts payable in connection with the transactions contemplated by this Agreement on account of the New York City Real Property Transfer Tax and/or the New York State Real Estate Transfer Tax (collectively, “New York Transfer Tax”) exceed the Closing Tax Payment (any such excess, “Increased Tax Payments”), Redeemed Member and Coach, Inc., jointly and severally, shall remain responsible for payment of the Increased Tax Payments (together with interest and penalties due thereunder) and shall indemnify, defend, and hold harmless the Company, the Continuing Member and the Company Released Parties from and against all Claims arising in connection therewith. The parties hereto acknowledge that contemporaneous with the redemption contemplated by this Agreement, the Company and certain of its affiliates are engaging in a restructuring (the “Restructuring”) as contemplated by, and described in, an Interest Purchase Agreement, dated as of August 1, 2016 (the “Interest Purchase Agreement”), by and among Podium Fund MM, Podium-K Investors LLC (“Podium-K”) and Allianz HY Investor LP (“Allianz”), and the parties agree that, notwithstanding anything herein to the contrary, in no event will (a) Redeemed Member and/or Coach, Inc. be responsible for payment of any New York Transfer Taxes (together with interest and penalties due thereunder) in connection with the Other Restructuring Steps (as such term is defined in the last sentence of this Section 9) and (b) the liability of Redeemed Member and Coach, Inc. to make any Increased Tax Payments and to indemnify, defend, and hold harmless the Company, the Continuing Member and the Company Released Parties, in each case under the immediately prior sentence, exceed the amount for which the Redeemed Member and Coach, Inc. would be liable if the redemption contemplated hereby were subject to a New York Transfer Tax and the only transaction occurring (such amount reduced by the Closing Tax Payment). Podium Fund HY REIT Owner LP hereby agrees to pay or cause to be paid any New York Transfer Taxes (together with interest and penalties due thereunder) in connection with the Other Restructuring Steps and shall indemnify, defend, and hold harmless Redeemed Member, Coach, Inc., and the Redeemed Member Released Parties from and against all Claims arising in connection therewith. In the case of an audit or judicial proceeding (i) relating solely to New

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York Transfer Taxes, (ii) that is a function solely of or results solely from the redemption contemplated hereby (and for purposes of clarification does not relate to the Other Restructuring Steps), and (iii) for which New York Transfer Taxes are solely the responsibility of Redeemed Member pursuant to this Section 9, Redeemed Member shall control the conduct of such audit or proceeding, and may reach a settlement or other resolution in its sole discretion. The Continuing Member shall reasonably cooperate with Redeemed Member in connection with such audit or proceeding, including forwarding any correspondence related to such audit or proceeding that is received by the Continuing Member or any of its affiliates. In the case of an audit or judicial proceeding (i) relating solely to New York Transfer Taxes, (ii) that relates to the Other Restructuring Steps and (iii) for which New York Transfer Taxes are solely the responsibility of Persons other than the Redeemed Member pursuant to this Section 9, Continuing Member (or its designee) shall control the conduct of such audit or proceeding, and may reach a settlement or other resolution in its sole discretion. In the case of an audit or judicial proceeding (i) relating solely to New York Transfer Taxes, (ii) that relates to the Other Restructuring Steps or to the redemption contemplated hereby and (iii) for which New York Transfer Taxes may be the responsibility of both Redeemed Member and Continuing Member (or its affiliates) pursuant to this Section 9, until such time as it may be reasonably ascertained which party hereto has the higher responsibility for the associated New York Transfer Taxes pursuant to this Section 9 the parties shall jointly control the conduct of such audit or proceeding, and the consent of each shall be required prior to agreeing to any settlement or resolution thereof, which consent shall not be unreasonably withheld, conditioned or delayed. After such time as it may be reasonably ascertained which party hereto has the higher responsibility for the associated New York Transfer Taxes pursuant to this Section 9, such party shall control the conduct of such audit or proceeding; provided that the other parties shall be provided with the opportunity to participate in any such audit or proceeding at their expense, and the consent of each shall be required prior to agreeing to any settlement or resolution thereof. For purposes of this Section 9, “Other Restructuring Steps” means the Restructuring other than the redemption contemplated by this Agreement.
10.Further Assurances. Each party hereto agrees to execute and deliver all other appropriate supplemental agreements and other instruments, and to take any other action necessary, to make this Agreement and the redemption and withdrawal contemplated hereby fully and legally effective, binding and enforceable between and among the parties hereto, and as against third parties or as necessary to effectuate the intent of this Agreement, including in connection with any dissolution or winding-up of the Company.
11.Release.
(a)    Release by Redeemed Member and Coach, Inc. The Redeemed Member and Coach, Inc., on their own behalf and on behalf of the other Redeemed Member Released Parties (as defined below), releases and forever discharges, each of the Company and the Continuing Member and each of their respective present and former direct or indirect officers, directors, agents, employees, representatives, partners, members, managers, shareholders, principals, constituents, attorneys, affiliates, subsidiaries, partnerships, limited liability companies, joint ventures, joint venturers, predecessors, successors, and assigns, and each of their respective successors, assigns, and representatives (collectively with the Company and the Continuing Member, the “Company Released Parties”), from any and all claims, demands,

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liabilities, actions, causes of action, suits, proceedings, controversies, disputes, damages, remedies, debts, rights of setoff, obligations, costs, expenses, and attorney fees (collectively, “Claims”), at law or in equity, of every kind, nature, character, and description, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, which Redeemed Member, Coach, Inc., and/or the other Redeemed Member Released Parties ever had, now has or may hereafter have against the Company Released Parties arising from any act or omission by the Company Released Parties on or prior to the date hereof relating solely to any matters arising out of or relating to the Company, the LLC Agreement and the Redeemed Member’s status as a Member and/or former Member of the Company from the beginning of time to the date of this Agreement (collectively, the “Company Released Claims”), provided, however, that nothing contained herein shall release any Claims by Redeemed Member, Coach, Inc., and/or the Redeemed Member Released Parties arising under this Agreement or such Claims that survive by their terms under (i) that certain Termination of License Agreement, dated as of the date hereof, by and between Coach, Inc., and Legacy Yards Tenant LP, a Delaware limited partnership (“Legacy Tenant”), dated as of the date hereof, (ii) that certain Lease dated as of the date hereof between Legacy Tenant and Coach Inc., (iii) that certain Amended and Restated Development Agreement, dated as of the date hereof, by and among Redeemed Member, Coach, Inc., and ERY Developer, LLC, a Delaware limited liability company (“Developer”), (iv) that certain Amended and Restated Guaranty Agreement dated as of the date hereof by and among The Related Companies, L.P., a New York limited partnership (“Related”), OP USA Debt Holdings Limited Partnership, an Ontario limited partnership (“OPUSA”), and Redeemed Member, (v) that certain Certificate re: Redemption Agreement dated as of the date hereof made by Related, OP USA, the Company, Continuing Member and Podium Fund MM, (vi) a Closing Statement prepared and approved by Continuing Member, Redeemed Member, and Developer, and entered into by and among Redeemed Member, Coach, Inc., Legacy Tenant, Legacy Yards, Continuing Member, Developer, and Podium Fund MM LLC, a Delaware limited liability company (“Podium Fund MM”), and (vii) that certain Termination and Release of the Coach Guaranty, dated as of the date hereof, by and between Continuing Member and Developer (collectively, the “Coach Closing Documents”). In entering into this release of claims Redeemed Party and Coach, Inc. acknowledge and agree that Claims or facts in addition to or different from what they now know, believe, or suspect to exist might hereafter be discovered; nevertheless, it is the intention by entering into this Agreement to fully, finally, and forever release, discharge, and settle all of the Company Released Claims, notwithstanding the existence or possible future discovery of any such additional or different claim or fact, and the existence or possible future discovery of any such additional or different claim or fact will in no manner affect this Agreement or the release of claims set forth herein.
(b)    Release by the Company and the Continuing Member. Each of the
Company and the Continuing Member, on its own behalf and on behalf of the Company Released Parties, and ERY Developer, releases and forever discharges, Redeemed Member, Coach, Inc., and its present and former, direct or indirect officers, directors, agents, employees, representatives, partners, members, managers, shareholders, principals, constituents attorneys, affiliates, subsidiaries, partnerships, limited liability companies, joint ventures, joint venturers, predecessors, successors, and assigns, and each of their respective successors, assigns, and representatives (collectively with the Redeemed Member and Coach, Inc., the “Redeemed Member Released Parties”), from any and all Claims, at law or in equity, of every kind, nature, character, and description, whether known or unknown, suspected or unsuspected, anticipated or

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unanticipated, liquidated or unliquidated, which the Company, the Continuing Member or the Company Released Parties and/or ERY Developer ever had, now has or may hereafter have against the Redeemed Member Released Parties arising from any act or omission by the Redeemed Member Released Parties on or prior to the date hereof relating solely to any matters arising out of or relating to the Company, the LLC Agreement, that certain Guaranty Agreement, dated as of April 10, 2013 (the “Coach Guaranty”), made by Coach, Inc., and the Redeemed Member’s status as a Member and/or former Member of the Company from the beginning of time to the date of this Agreement; provided, however, that nothing contained herein shall release any Claims by the Company, the Continuing Member and/or the Company Released Parties arising under this Agreement or such Claims that survive by their terms under the Coach Closing Documents (collectively, the “Redeemed Member Released Claims”). In entering into this release of claims each of the Company and the Continuing Member acknowledges and agrees that Claims or facts in addition to or different from what it now knows, believes, or suspects to exist might hereafter be discovered; nevertheless, it is the intention by entering into this Agreement to fully, finally, and forever release, discharge, and settle all of the Redeemed Member Released Claims, notwithstanding the existence or possible future discovery of any such additional or different claim or fact, and the existence or possible future discovery of any such additional or different claim or fact will in no manner affect this Agreement or the release of claims set forth herein.
(c)No Assignment of Claims, etc. Each party hereto represents that such party has made no assignment or transfer of any of the claims (whether express or implied) released pursuant hereto. The provisions of this Section 11 are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.
(d)All parties acknowledge that they have read all of the terms of this Section 11 and have had an opportunity to discuss it with their respective attorneys. Each party understands the terms of the release granted pursuant to this Section 11. All parties execute this Section 11 of their own free will in exchange for the consideration to be given, which each acknowledges is adequate and satisfactory.
12.[Reserved.]
13.Coach Unit Tenant Improvements. Parties hereto agree that (i) the title to all the tenant improvements that the Redeemed Member undertook with respect to the Coach Unit (as defined in the unamended LLC Agreement) passed to the Company and/or the Company’s subsidiaries as such tenant improvements (or any part thereof) were erected, constructed or installed, and (ii) the Redemption Price for the Redeemed Interest takes into account that the Company owns directly or indirectly the Coach Unit (including the leasehold estate with respect thereto) and such tenant improvements.
14.Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware without regard to any conflicts of laws principle which would give rise to the application of the laws of any other jurisdiction.

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15.Submission to Jurisdiction.    EACH PARTY HERETO IRREVOCABLY
SUBMITS TO THE JURISDICTION OF (A) THE SUPREME COURT OF THE STATE OF NEW YORK AND (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH ABOVE IN THE IMMEDIATELY PRECEDING SENTENCE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (X) THE SUPREME COURT OF THE STATE OF NEW YORK AND (Y) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
16.Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST ANOTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.
17.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between and among the parties with regard to the subject matter hereof, and supersedes any and all prior agreements and understandings (written or oral) of the parties with regard to such subject matter.
18.Survival. The agreements, covenants, representations and warranties in this Agreement shall survive the execution and delivery of this Agreement , the consummation of the transactions contemplated hereby, including the redemption of Redeemed Member, and any dissolution or winding-up of the Company.
19.Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations hereunder of any party hereto be waived, except by written agreement executed by each party hereto.
20.Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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21.Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or PDF or electronic signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.
22.Tax Matters.
(a)The parties hereto agree that the transactions contemplated by this Agreement shall be treated, for U.S. federal (and applicable state and local) Tax purposes, as a taxable sale by the Redeemed Member of a partnership interest in the Company, so that the Company, which was a partnership prior to the Effective Time, will become a disregarded entity at the Effective Time (the “Transaction Tax Treatment”). The parties hereto agree (and agree to cause their respective affiliates) to (x) prepare and file all Tax Returns in a manner consistent with the Transaction Tax Treatment and (y) not take any position (whether in financial statements, audits, Tax Returns, in connection with any tax proceeding or otherwise) which is inconsistent with the Transaction Tax Treatment, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Tax law).
(b)Without the prior written consent of the Redeemed Member (not to be unreasonably withheld, delayed or conditioned), the Company will not file (or cause or permit any other person or entity to file) any amended Tax Return of Company or any of its subsidiaries relating to any Pre-Closing Tax Period.
(c)The Continuing Member shall, and shall cause the Company to, and the Redeemed Member shall, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns, the conduct of any tax proceeding or the determination of any liability for Taxes hereunder. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(d)The Company shall pay over to the Redeemed Member, any Tax refunds and any amounts credited (in lieu of a refund) against Tax to the extent attributable, in each case, solely to the Redeemed Interest, if (i) the Company or any of the Company’s subsidiaries or affiliates receives such a refund in cash or actually receives the benefit of such a credit (in lieu of a refund) against Taxes payable and (ii) such refund or credit is attributable to any Pre-Closing Tax Period. Such payment by the Company shall be made forty (40) days after receipt of such refund or credit.
(e)For purposes of this Agreement, (i) “Pre-Closing Tax Period” means a taxable period (or portion thereof) ending on or prior to the date hereof; (ii) “Tax” or “Taxes” means all federal, state, local and foreign income, profits, windfall profits, franchise, gross receipts, gains, environmental, customs duty, capital stock, license, occupation, severance, stamp, transfer, payroll, sales, employment, unemployment, disability, use, property, real property, intangibles, withholding, excise production, ad valorem, value added, occupancy, alternative, add-on minimum, and other taxes, levies, duties and charges of any kind whatsoever,

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together with all interest, penalties or additions to tax attributable thereto, in each case imposed by any taxing authority; and (iii) “Tax Return” means any report, return, statement or other written information (including elections, declarations, disclosures, schedules, estimates and information returns) filed or required to be filed by the Company or any of its subsidiaries with a taxing authority in connection with any Taxes, and any amendment or attachment thereto.
23.Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. The section headings in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
24.Third Party Beneficiaries. The persons and entities to be released pursuant to Section 11, shall be deemed third party beneficiaries of this Agreement.
25.Disclosure. The parties hereto hereby acknowledge that the Company Released Parties, Coach, Inc., Redeemed Member or any of their affiliates may disclose this Agreement in its entirety (i) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same, (ii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to Coach, Inc. or Redeemed Member or any of their direct or indirect constituent owners or affiliates, (iii) to the extent any information was previously or is hereafter publicly disclosed (other than in violation of this Agreement), (iv) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders or potential lenders, investors or potential investors, accountants, legal counsel, title companies or other advisors of any of the foregoing in each case to the extent reasonably necessary for such party’s business purposes, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality or (v) to the extent necessary to enforce rights under this Agreement. Notwithstanding any other provision in this Agreement, (i) any party (and any employee, representative or other agent of any such party) may disclose to any and all persons, without limitation of any kind, the United States federal, state or local tax treatment and tax structure of the transactions contemplated herein, it being understood and agreed, for this purpose, the name of or any other identifying information regarding the entities or transactions involved does not constitute such tax treatment or structure information, and (ii) one or more of the Company Released Parties or the Redeemed Member Parties may issue press releases with respect to the Restructuring and the transactions contemplated by this Agreement, provided that party obtain the prior written consent and approval of the other parties hereto prior to issuing or disseminating any press releases, which consent shall not be unreasonably withheld, conditioned or delayed.
26.Successors and Assigns. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns. The parties hereto hereby agree

NY 76274446v6

that the Company may assign this Agreement and its rights hereunder to any affiliate of the Company.
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NY 76274446v6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.
COMPANY:

LEGACY YARDS LLC, a Delaware limited liability company

By: _/s/ L. Jay Cross____________________
Name: L. Jay Cross
Title: Authorized Signatory
Address for Company:
Legacy Yards LLC
do The Related Companies, L.P.
60 Columbus Circle
New York, NY 10023
Attn: Richard O'Toole, Esq.
CONTINUING MEMBER:

PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company

By: Podium Fund REIT LP, a Delaware limited partnership, its managing member

By: _/s/ L. Jay Cross________________________
Name: L. Jay Cross
Title: President
Address for Continuing Member:
Podium Fund Tower C SPV LLC c/o The Related Companies, L.P. 60 Columbus Circle, 19th Floor New York, NY 10023
Attn: Richard O'Toole, Esq.
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REDEEMED MEMBER:

COACH LEGACY YARDS LLC,
a Delaware limited liability company

By:	/s/ Todd Kahn______________
Name: Todd Kahn
Title: President, Chief Administrative Officer

Address for Redeemed Member.
Coach Legacy Yards LLC
do Coach, Inc.
516 West 34`h Street
New York, NY 10001
Attn: Todd Kahn
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WITH RESPECT TO SECTIONS 9 AND 11 ONLY, COACH, INC.
COACH, INC.
a Maryland corporation

By:_/s/ Todd Kahn __________________________

Name:    Todd Kahn
Title:    President
Chief Administrative Officer
Address for Coach, Inc.:
Coach, Inc.
516 West 34th Street
New York. NY 10001
Ann: Todd Kahn
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WITH RESPECT TO SECTION 11 ONLY, ERY DEVELOPER LLC

ERY DEVELOPER LLC, a Delaware limited liability company

By: /s/ L. Jay Cross_________
Name: L. Jay Cross
Title: President
Address for ERY Developer LLC:
Podium Fund Tower C SPV LLC
do The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, NY 10023
Attn: Richard O'Toole, Esq.

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